EXHIBIT 3.23
Delaware

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “FARMINGTON HEART & VASCULAR CENTER, LLC”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 2009, AT 5:06 O’CLOCK P.M.

[SEAL]	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

4725968 8100	AUTHENTICATION: 7504972

090822858	Date: 09-01-09

CERTIFICATE OF FORMATION
OF
FARMINGTON HEART & VASCULAR CENTER, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is FARMINGTON HEART & VASCULAR CENTER, LLC (the “Company”).
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. The Company shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 31st day of August, 2009.

/s/ Howard T. Wall III
Howard T. Wall III, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 05:49 PM 08/31/2009
FILED 05:06 PM 08/31/2009
SRV 090822858 — 4725968 FILE